Buffalo Funds

Kornitzer Capital Management, Inc.
____________________

CODE OF ETHICS

(Amended and Restated
May 21, 2026)

Fred Coats, Chief Compliance Officer
Kornitzer Capital Management, Inc. /Buffalo Funds
5420 West 61st Place
Mission, KS 66205
    Telephone: 913-677-7778
    Facsimile: 913-831-6263
    E-mail:fcoats@buffalofunds.com

TABLE OF CONTENTS

I.	Purpose of Code			1
II.	Why Do We Have a Code of Ethics?			1
III.	Does the Code of Ethics Apply to You?			1
	A.	Investment Persons		2
	B.	Access Persons		2
	C.	Non-Access Persons		2
	D.	Independent Trustees		3
IV.	Restrictions on Personal Investing Activities			3
	A.	Pre-clearance of Personal Securities		3
	B.	Additional Restrictions		4
		1.	Initial Public Offerings	4
		2.	Private Placements	4
		3.	Short-Term Trading Profits	4
	C.	Blackout Period		4
V.	Reporting Requirements			4
	A.	Initial Disclosure of Personal Securities Holding		4
	B.	Reporting Requirements		5
		1.	Copies of Confirmations and Statements	5
		2.	Certification	5
		3.	Exemptions	6
		4.	Certificates	6
	C.	Annual Reporting		6
VI.	Can there be any exceptions to the restrictions?			6
VII.	Confidential Information			7
VIII.	Fiduciary Relationship			7
IX.	Conflicts of Interest			7
X.	General Outside Activities			8
XI.	Do you have to report violations of the Code of Ethics?			8
XII.	What happens if you violate the rules in the Code of Ethics?			8
XIII.	Annual Certification of Compliance with the Code			9
XIV.	Reporting to Fund Trustees			9
XV.	Approval of Code of Ethics			9
XVI.	Record Keeping Requirements			10
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APPENDIX 1:	DEFINITIONS	11
1.	“Beneficial Ownership” See “Appendix 2: What is Beneficial Ownership?”	11
2.	“Code-Exempt Security”	11
3.	“Initial Public Offering”	11
4.	“Private Placement”	11
5.	“Security”	12
APPENDIX 2:	WHAT IS “BENEFICIAL OWNERSHIP?”	13
1.	Are securities held by family members “beneficially owned” by me?	13
2.	Are securities held by a company I own also “beneficially owned” by me?	13
3.	Are securities held in trust “beneficially owned” by me?	13
4.	Are securities in pension or retirement plans “beneficially owned” by me?	14
5.	Examples of Beneficial Ownership	14
SCHEDULE A:	AFFILIATED FUNDS	15
EXHIBIT A:	SECURITIES TRADING REQUEST AND AUTHORIZATION FORM	16
EXHIBIT B:	INITIAL CODE OF ETHICS REPORT	17
EXHIBIT C:	QUARTERLY SECURITIES REPORTING FORM	18
EXHIBIT D:	ANNUAL CODE OF ETHICS CERTIFICATION	19
EXHIBIT E:	ANNUAL REPORT OF SECURITY HOLDINGS	20

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Buffalo Funds/Kornitzer Capital Management, Inc.
Code of Ethics

Terms which are in bold italics in the text are defined in Appendix 1.
I.Purpose of Code
The Code of Ethics establishes rules that govern personal investment activities of the officers, directors/trustees, employees, and certain contractors of Kornitzer Capital Management, Inc. (“KCM”) and each of the series of Buffalo Funds (the “Buffalo Funds”). It governs investment activities relating to the Buffalo Funds listed on Schedule A to this Code of Ethics (the “Funds”) and the individually managed accounts of KCM (collectively with the Funds, “Clients”). The Chief Compliance Officer (“CCO”) of KCM and the Buffalo Funds and Fund shareholders, Fred Coats, or his successor, administers this Code of Ethics, and is referred to as the CCO.
II.Why Do We Have a Code of Ethics?
A.    We want to protect our Clients
We have a duty to place the interests of Clients first and to avoid even the appearance of a conflict of interest. By doing so, we earn and keep the trust of Clients. We must conduct ourselves and our personal securities transactions in a manner that does not create a conflict of interest with the Clients, a perceived conflict of interest, or take unfair advantage of our relationship with our Clients.
B.    Federal law requires that we have a Code of Ethics
The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might disadvantage our Clients and violate the federal securities laws. These safeguards are embodied in this Code of Ethics.1
III.Does the Code of Ethics Apply to You?
Yes! All directors/trustees, officers, employees and certain contractor personnel of KCM and the Buffalo Funds must observe the principles contained in the Code of Ethics. Any officer, director/trustee, employee, or contractor of KCM or the Buffalo Funds who is already subject to a substantially similar Code of Ethics determined by the CCO because of their association with a separate company, may be exempt from this Code of Ethics. There are different categories of restrictions on personal investing activities; the category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category.
1    Rules 204-2 and 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

Code of Ethics
Due to the size of KCM and the accessibility to proprietary and corporate information, all employees (and certain contractor personnel) of KCM upon hiring are considered to be an Investment Person and an Access Person.
The range of categories is as follows:

Fewest Restrictions		Most Restrictions
Non-Access Person	Access Person	Investment Person
In addition, there is a fourth category for the Independent Trustees of the Funds. The standard profile for each of the categories is described below:
A.Investment Persons
Investment Persons are those employees entrusted with direct responsibility and authority to make investment decisions affecting one or more Clients, financial analysts, investment analysts, traders, and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.
For purposes of the Code of Ethics, all KCM employees and certain contractor personnel are deemed to be Investment Persons.
B.Access Persons
You are an Access Person if you are an officer or director/trustee of KCM or any Buffalo Fund. You are also considered to be an Access Person if you are an officer, director, employee or contractor of KCM (or of any company in a control relationship to KCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities for Client portfolios, or whose functions relate to the making of any recommendations with respect to such purchases or sales of securities for Client portfolios. Furthermore, any natural person in a control relationship to KCM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of securities for Client portfolios, is also an Access Person.
For purposes of the Code of Ethics, all KCM employees and certain contractor personnel are deemed to be Access Persons.
C.Non-Access Persons
If you receive this code and are not an officer, director/trustee, or employee of KCM or Buffalo Funds, AND you do not fit into any of the above categories, you are a Non-Access Person. Non-Access Persons normally do not receive confidential information about Clients’ portfolios so, unless you do receive such confidential information, you are subject to the Code but not subject to the reporting, pre-clearance or blackout periods.

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D.Independent Trustees
If you are a trustee of the Buffalo Funds and are not an "interested person" of the Buffalo Funds as defined in the Investment Company Act of 1940, as amended ("Independent Trustee"), you are subject to this Code of Ethics but are not subject to pre-clearance or reporting requirements. However, if you knew, or, in the ordinary course of fulfilling your official duties as a trustee, should have known, that during the 15-day period immediately before or after your transaction in a security, KCM purchased or sold the same security, or considered purchasing or selling the security for any Clients, you must report this transaction to the CCO. Additionally, you will be considered an Investment Person for purposes of trading in that security and must receive pre-clearance of trades of the security going forward and file quarterly reports with respect to the security.
IV.Restrictions on Personal Investing Activities
If an Investment Person, you must adhere to the following restrictions on personal investing activities:
A.Pre-clearance of Personal Securities
Before either of the following things happen:
◦the purchase or sale of a security for your own account; OR
◦the purchase or sale of a security for an account for which you are a direct or indirect beneficial owner.
A security subject to these requirements is defined in Appendix 1. Code-exempt securities, as defined in Appendix 1, are exempt from this Code of Ethics.
You must follow the following pre-clearance procedures:2
1.    Complete an appropriate Securities Trading Request and Authorization Form, found in Exhibit A.
2    Submit the Securities Trading Request and Authorization Form to the CCO. In the event that the CCO is absent, trades must be pre-cleared with two portfolio managers for the duration of the CCO’s absence. Trades for the CCO must be pre-cleared with the President of KCM and a portfolio manager.
3.    If you receive pre-clearance for the transaction, you have 3 business days to execute your transaction. Otherwise, if you do not complete the transaction, you must seek pre-approval again. The counting of business days includes the day of request if submitted and approved prior to close of the markets.
    The CCO reviews all securities listed on the submitted Securities Trading Request and Authorization Form and confers with appropriate portfolio manager(s) and operations, if necessary, to determine whether KCM Clients own the security and/or whether KCM clients are trading or considering trading in the security. If the security is being traded or if
2     The CCO may change the policies and/or procedures of this required preclearance at any time as deemed necessary, in his sole discretion, to adhere to the intent and purpose of the Code of Ethics.

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trades are being considered, the request will be denied. The request may be resubmitted at a later date.

B.Additional Restrictions
1.Initial Public Offerings
You may not acquire securities issued in an initial public offering.
2.Private Placements
Before you acquire any securities in a private placement, you must obtain prior written approval from the CCO. Once you receive approval, you may not participate in any subsequent consideration of an investment in that issuer for any of the Clients.
3.Short-Term Trading
Short-term trading may give the appearance of a conflict of interest. To prevent the appearance of a conflict of interest, you may not purchase and sell, or sell and purchase, the same or equivalent securities within ninety (90) calendar days.
C.Blackout Period
You may not purchase or sell a security within seven (7) calendar days before and after Clients execute a trade in that security. This blackout period does not apply to securities of companies with market capitalization of ten billion dollars or more. Please note the pre-clearance procedures detailed above still apply to securities of companies with market capitalization of ten billion dollars or more.
V.Reporting Requirements
A.Initial Disclosure of Personal Securities Holding
No later than 10 days after becoming an Access or Investment Person, you must report all securities holdings to the CCO. The report must include all securities directly or indirectly beneficially owned by you. See Appendix 2 for the definition of beneficial ownership. Additionally, the report must include the title of the security, the number of shares held, the principal amount of the security, and the date the report was submitted. The name of any broker, dealer, bank custodian, and/or other person with whom the Access or Investment Person maintained an account in which any securities are held must also be reported as of the date the person became an Access or Investment Person. The personal securities holding information must be current as of a date 45 days prior to the person becoming an Access or Investment Person.
This report must be accompanied by the Initial Code of Ethics Report, Exhibit B.
B.Reporting Requirements
All Access and Investment Persons must report the purchase or sale of a security and ownership of any security in which you have any direct or indirect beneficial

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ownership as further set forth herein. Again, Appendix 2 defines the beneficial ownership you must report.
1.Copies of Confirmations and Statements
All Access and Investment Persons must report transactions in a security and ownership of any security in which you have any direct or indirect beneficial ownership by having the broker, dealer, bank, custodian, and/or any other person executing the transactions and/or holding the securities forward copies of trade confirmations (excluding transactions in code-exempt securities) and monthly or quarterly account statements to:

Chief Compliance Officer
Kornitzer Capital Management, Inc.
P.O. Box 1083
Mission, KS 66222-1083

Duplicate trade confirmations and account statements sent to the CCO must contain all required information and be contemporaneously received by the CCO at the same time received by you.

Upon establishing a new account for which reports must be made, copies of the account statement and trade confirmations must be sent to the CCO as provided herein.

Please note that "your broker, dealer, bank, custodian, and/or other person" includes both of the following:
◦Any such person with whom you have a securities brokerage account; AND
◦Any such person who maintains an account for any person whose trades you must report because you are deemed to be a direct or indirect beneficial owner.

2.Certification
You will be asked to certify no later than 30 days after the end of each quarter that you have instructed the broker, dealer, bank, custodian, and/or any other person to forward all trade confirmation and account statements as required. Use the Quarterly Securities Reporting Form, Exhibit C.

Code of Ethics
3.Exemptions
The following item is exempt from these requirements to have trade confirmations and monthly or quarterly account statements sent to us:
•Transactions effected pursuant to an automatic investment plan. Automatic investment plan means a program in which regular periodic purchases or withdrawals are made automatically in investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan is subject to the pre-clearance and reporting requirements of this Code of Ethics.

4.Certificates

Upon a transaction occurring in a certificated security, you must notify the CCO in writing of that same information required to be reported in a trade confirmation.
C.Annual Reporting
All Access and Investment Persons must annually provide to the CCO a report of all accounts in which securities are held and all securities in certificate form for which you are a registered owner or in which you have a direct or indirect beneficial ownership interest, in the form of the Annual Report of Security Holdings, Exhibit E, submitted by January 31 and current as of the immediately prior calendar year-end. The Annual Report of Security Holdings must be accompanied by the Annual Code of Ethics Certification attached as Exhibit D.

VI.Can there be any exceptions to the restrictions?
Yes. The CCO may grant exemptions to specific provisions of the Code of Ethics on a case-by-case basis.
A.    How to Request an Exemption
Send a written request to the KCM/Buffalo Funds’ CCO detailing your situation, using the Securities Trading Request and Authorization Form, Exhibit A.
B.    Factors Considered
In considering your request, the CCO or his designee will grant your exemption request if he is satisfied, based on a good faith belief, that:
◦your request is not contrary to the best interest of any Client;
◦your request is unlikely to cause harm to any Client; and
◦your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

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C.    Exemption Reporting
All exemptions granted must be reported to the Board of Trustees of the Buffalo Funds. The Board of Trustees may choose to delegate the task of receiving and reviewing reports to a Committee comprised of Independent Trustees.
VII.Confidential Information
All information about Client securities transactions or holdings, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, securities transactions or holdings of Clients, actual or contemplated, or the contents of any written or oral communication, study, report, or opinion concerning any security. These restrictions do not apply to information that has already been publicly disclosed.
VIII.Fiduciary Relationship
In most instances, you may be deemed to have a fiduciary duty to act in the Client’s best interest at all times and place the Client’s interests first. The determination of whether a fiduciary relationship exists involves complex factual and legal inquiries and determinations. You must refrain from reaching your own conclusions as to whether a fiduciary relationship exists. For general guidance, you should conduct yourself as if you are a fiduciary in your conduct and relationships with Clients.
IX.Conflicts of Interest
You must seek to avoid any event, transaction, or position that might be deemed to create a potential conflict of interest with any Client’s interest. Any variety of activities, events, or matters may cause a potential conflict of interest, and if any question exists, the course of action is to refrain from the activity, event, or matter.
Certain activities create such a potential for a conflict of interest that KCM and Buffalo Funds prohibit officers, directors/trustees, employees, and certain contractors of Buffalo Funds and KCM from these activities without prior approval. Independent Trustees are not subject to the following prohibitions. You must receive prior written approval from the CCO before doing any of the following:
◦Negotiate or enter into any business or other transaction with a Client other than pursuant to investment or management agreements.
◦Negotiate or enter into any agreement on behalf of a Client with any business concern doing or seeking to do business with a Client if the officers, directors, employees, or certain contractors of KCM or Buffalo Funds have an interest in the business concern.
◦Enter into an agreement, negotiate, or otherwise do business on behalf of a Client with a personal friend.
◦Serve on the board of directors of, or act as consultant to, any publicly-traded corporation.

Further, if any person living in the same house with you or related person contemplates any of these listed activities, you must notify the CCO of such activity. The person living in the same household or related person is prohibited from these activities without prior approval,

Code of Ethics
and you must so inform such person of such prohibition. You may be subject to disciplinary action, including termination, if the person living in the same house or related person pursues such activity. You may be deemed to be entering into any activity the same as if you were the person living in your house or the related person. The person living in the same household or related person may engage in the prohibited activities with written prior approval from the CCO. Serving on a board of directors of, or acting as a consultant to, any publicly-traded corporation is an exemption to these prohibitions, in which case written notification to the CCO is required.
If you are an Independent Trustee, you cannot serve as officer of, director of, employee of, OR consultant to any corporation or other business entity which:
◦engages in an activity in competition with a Fund; OR
◦which is engaged in any activity that would create a conflict of interest with your duties; UNLESS
◦you receive prior approval of the other Independent Trustees. These prohibitions also apply to anyone who lives in the same household with you.
X.General Outside Activities
You must obtain prior written approval from the CCO before engaging in any outside activities, including writing articles for publication, involving Clients, securities, investments, finances, or related matters, whether or not compensated for these activities.
Involvement in purely social, religious, educational, charitable, civic, political, or fraternal organizations typically does not require prior approval. However, if the involvement entails dealing with funds or securities, prior approval is required. In addition, activities such as seeking elective office require prior approval before any affiliated person may engage in them. In all cases, care must be taken to ensure that these activities do not, in any way, conflict or interfere with serving KCM’s Clients. Approval to engage in this type of outside activity is obtained by submitting a written memorandum describing the proposed activity to the CCO and receiving written approval therefrom.
XI.Do you have to report violations of the Code of Ethics?
Yes. All persons subject to this Code of Ethics are required to report any violations of the Code of Ethics of which they have knowledge. Reports should be made to the CCO. Failure to make such reports will be construed as a violation of the Code of Ethics.
XII.What happens if you violate the rules in the Code of Ethics?
The penalties which may be imposed include:
◦formal warning;
◦written reprimand;
◦restriction of trading privileges;
◦disgorgement of trading profits;
◦fine;
◦suspension or termination of employment; AND/OR

Code of Ethics
◦notification to the Securities and Exchange Commission.
Penalty Factors
The factors which may be considered when determining the appropriate penalty include, but are not limited to:
◦the harm to Client interests;
◦the extent of unjust enrichment;
◦the frequency of occurrence;
◦the degree to which there is personal benefit from unique knowledge obtained through employment or association with KCM or Buffalo Funds;
◦the degree of a perceived conflict of interest;
◦evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR
◦the level of accurate, honest, and timely cooperation from the person subject to the Code of Ethics.
XIII.Annual Certification of Compliance with the Code
As a condition of your employment or association with KCM and/or the Buffalo Funds, you will be asked to certify annually:
◦that you have read this Code of Ethics;
◦that you understand this Code of Ethics; AND
◦that you have complied with this Code of Ethics.
See the Annual Code of Ethics Certification, Exhibit D.
XIV.Reporting to Fund Trustees
The Buffalo Funds’ CCO prepares a report at least annually to the Buffalo Funds’ Board of Trustees regarding any violation of this Code of Ethics requiring significant sanctions or otherwise deemed material to the Board. The report outlines the results of the Buffalo Funds’, KCM’s, or an affiliate’s Code of Ethics monitoring activities and results from KCM’s own annual review required under the Investment Advisers Act of 1940. The report also indicates whether KCM and the Buffalo Funds believe that they have adopted procedures reasonably necessary to prevent their access persons from violating the Code of Ethics.
XV.Approval of Code of Ethics
The Board of Trustees of the Buffalo Funds shall approve this Code of Ethics, and any material changes subsequently made to it.

Code of Ethics
XVI.Record Keeping Requirements
The following records will be kept in accordance with this Code of Ethics for the current year and the past five years:
◦current and historic copies of this Code of Ethics;
◦written acknowledgements of receipt of this Code of Ethics;
◦historic listings of persons subject to this Code of Ethics;
◦violations of the Code of Ethics, and records of action taken as a result of the violations;
◦all written reports provided by Access and Investments Persons as required by this Code of Ethics;
◦all personal transactions and holding reports made by Access and Investment Persons and/or copies of investment account confirmations and statements; and
◦all pre-clearance requests and approvals/disapprovals of personal security trading by Investment Persons and KCM directors, including documentation of the reasons for the approval/disapproval.

Code of Ethics
APPENDIX 1: DEFINITIONS
1.    “Beneficial Ownership” See “Appendix 2: What is Beneficial Ownership?”
2.    “Code-Exempt Security”
A “code-exempt security” is a security in which you may invest without pre-clearing or reporting such transactions with the Chief Compliance Officer (“CCO”) of KCM/Buffalo Funds. Because they do not pose a possibility for abuse, transactions in these securities are exempt from the compliance procedures of this Code of Ethics. The following is the current list of “Code-Exempt Securities”:
◦Direct obligations of the Government of the United States.
◦Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.
◦Shares issued by money market funds.
◦Shares issued by open-end funds other than reportable funds, as defined below, and exchange traded funds (“ETFs”) that operate as single stock ETFs.
◦Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.
◦Securities which are acquired through an employer-sponsored automatic payroll deduction plan. Sale must be pre-cleared.
◦Securities purchased through dividend reinvestment programs. Sale must be pre-cleared.
◦Futures contracts (and option contracts) on the following: Standard & Poor’s 500 Index or Standard & Poor’s 100 Index.
Reportable fund means:
i.    Any fund for which KCM serves as an investment adviser as listed in Affiliated Funds, Schedule A.
ii.    Any fund whose investment adviser or principal underwriter controls KCM, is controlled by KCM, or is under common control with KCM.
We may modify this list of securities at any time. Please send a written request to the CCO to request the most current list.
3.    "Initial Public Offering"
"Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.
4.    "Private Placement"
"Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

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5.    "Security"
A “security” includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:
◦note;
◦stock;
◦any share in the funds listed on the Affiliated Funds, Schedule A;
◦shares of single stock ETFs;
◦treasury stock;
◦security future;
◦bond;
◦debenture;
◦evidence of indebtedness;
◦certificate of interest or participation in any profit-sharing agreement;
◦collateral-trust certificate;
◦preorganization certificate or subscription;
◦transferable share;
◦investment contract;
◦voting-trust certificate;
◦certificate of deposit for a security;
◦fractional undivided interest in oil, gas, or other mineral rights;
◦any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);
◦any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency;
◦any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, future on, or warrant or right to subscribe to or purchase, any of the foregoing; or
◦in general, any interest or instrument commonly known as a “security.”

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APPENDIX 2: WHAT IS “BENEFICIAL OWNERSHIP”?
1.    Are securities held by family members “beneficially owned” by me?
Probably. As a general rule, you are regarded as the beneficial owner of securities held in the name of:
◦your spouse;
◦your minor children;
◦a relative who shares your home; OR
◦any other person IF:
•You obtain from such securities benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by a friend, you are the beneficial owner; OR
•You can obtain title to the securities now or in the future.
2.    Are securities held by a company I own also “beneficially owned” by me?
Probably not. Owning the securities of a company does not mean you “beneficially own” the securities that the company itself owns. However, you will be deemed to “beneficially own” these securities if:
◦The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in securities; AND
◦The company has no other substantial business.
In such cases, you, and those who are in a position to control the company, will be deemed to “beneficially own” the securities owned by the company.
3.    Are securities held in trust “beneficially owned” by me?
Maybe. You are deemed to “beneficially own” securities held in trust if any of the following is true:
◦You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;
◦You have a vested beneficial interest in the trust; OR
◦You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.
As used in this section, the "immediate family" of a trustee means:
◦A son or daughter of the trustee, or a descendant of either;
◦A stepson or stepdaughter of the trustee;
◦The father or mother of the trustee, or an ancestor of either;
◦A stepfather or stepmother of the trustee; and
◦A spouse of the trustee.
For the purpose of determining whether any of the foregoing relationships exists, a legally-adopted child of a person is considered a child of such person by blood.

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4.    Are securities in pension or retirement plans “beneficially owned” by me?
Probably not. Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan.
However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and/or trade the securities without withdrawing from the plan.
5.    Examples of Beneficial Ownership
1.    Securities Held by Family Members
Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's securities.
Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's securities.
Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills, and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.
2.    Securities Held by a Company
Example 4: ABC is a holding company with five shareholders owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in securities. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.
3.    Securities Held in Trust
Example 5: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.
Example 6: Jane is trustee of an irrevocable trust for her daughter. Jane is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.
Example 7: Tom’s spouse is the beneficiary of an irrevocable trust managed by a third-party investment adviser. Tom is a beneficial owner of the trust.

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SCHEDULE A: AFFILIATED FUNDS
INVESTMENT ADVISER:
KORNITZER CAPITAL MANAGEMENT, INC.
THE FUNDS:
BUFFALO FUNDS
BUFFALO BLUE CHIP GROWTH FUND
BUFFALO EARLY STAGE GROWTH FUND
BUFFALO FLEXIBLE ALLOCATION FUND
BUFFALO GROWTH FUND
BUFFALO GROWTH & INCOME FUND
BUFFALO HIGH YIELD FUND
BUFFALO INTERNATIONAL FUND
BUFFALO MID CAP DISCOVERY FUND
BUFFALO MID CAP GROWTH FUND
BUFFALO SMALL CAP GROWTH FUND

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BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS
EXHIBIT A

SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

1.    Request. I request authorization to enter into the following securities or fund transactions in which I may be deemed to have a beneficial interest.

Name of Company or Fund and Ticker Symbol: _______________________________________

Type of Order: Buy _____ Sell _____ Exchange _____ Tender _____ Other _____ (Explain)

Price (security): Market _____ Limit @_____ Stop @_____ Number of Shares: _____

Amount of Transaction (mutual fund):_______________________________________________

Broker, Dealer, Bank, Custodian (Executing Firm): ____________________________________

Registration & Account Number: __________________________________________________
2.    Signature.    This transaction complies with the Code of Ethics.

Signature: _____________________________________________    Date: _____________

Printed Name:    __________________________________________

3.    Approval. The above transaction is approved based on information provided and must be completed within three business days from the date of approval. If the transaction has not been completed in whole or in part, it may only then be executed if approval for such a subsequent execution is given at the discretion of the Chief Compliance Officer upon additional written request by you.

If exemption from Code of Ethics granted, state basis: _________________________________

______________________________________________________________________________

Signatures (Chief Compliance Officer, Portfolio Managers*):

Date:

Date:

*If the Chief Compliance Officer is absent, two portfolio managers must pre-clear a trade.

Code of Ethics

Code of Ethics
BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS
EXHIBIT B

INITIAL CODE OF ETHICS REPORT

For period ending__________________________
By my signature below, I verify I have submitted to the Chief Compliance Officer of Buffalo Funds and Kornitzer Capital Management, Inc. (“KCM”) any and all records of any security in which I may have any direct or indirect beneficial ownership, pursuant to the provisions of the Buffalo Funds/KCM Code of Ethics. The reporting of ownership of the securities shall not be construed as an admission that I have any direct or indirect beneficial ownership in the security.
I understand that the Code of Ethics requires all securities beneficially owned to be reported not later than 10 days after becoming an Access or Investment Person, as defined in the Code of Ethics. This information reported must be current as of 45 days prior to becoming an Access or Investment Person. The name of the broker, dealer, bank, custodian, and/or other person with which I maintain any account in which I directly or indirectly hold any securities is current as of the date I became an Access or Investment Person. I verify that all such information is true, complete, and accurate as of the dates indicated.
I have reviewed, read, become familiar with, and had an opportunity to ask questions regarding the Buffalo Funds/KCM Code of Ethics. I understand that strict adherence and compliance with all provisions of the Code of Ethics is required, and that failure to do so will subject me to disciplinary action, as determined within the sole and absolute discretion of the Buffalo Funds or KCM, as applicable.

Dated this ___ day of _________________, _______.

Signature:
Printed Name:

Code of Ethics
BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS
EXHIBIT C

QUARTERLY SECURITIES REPORTING FORM

For period ending__________________________
By my signature below, I verify that I have instructed the broker, dealer, bank, custodian, and/or any other person with whom I have conducted transactions in a security in which I have, or by reason of such transaction acquired, any direct or indirect beneficial ownership, to forward all trade confirmations and account statements that I am required to have forwarded to the Chief Compliance Officer of the Buffalo Funds and Kornitzer Capital Management, Inc. (“KCM”) pursuant to the provisions of the Buffalo Funds/KCM Code of Ethics. I further verify that I have no reason to believe that the broker, dealer, bank, custodian, and/or any other person is not forwarding trade confirmations and account statements to the Chief Compliance Office at the same time they are being forwarded to me and otherwise in compliance with the Code of Ethics. The reporting of any transaction shall not be construed as an admission that I have any direct or indirect beneficial ownership in the security.
I understand that the Code of Ethics requires I certify no later than 30 days after the end of each calendar quarter that trade confirmations and account statements are being forwarded. I verify that all such information forwarded is true, complete, and accurate as of the date indicated.
I understand that account statement information must be forwarded even if transactions are in and I hold only code-exempt securities.
Dated this ___ day of _________________, _______.

Signature:
Printed Name:

Code of Ethics
BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS
EXHIBIT D

ANNUAL CODE OF ETHICS CERTIFICATION

Name:

Date of Code of Ethics:

I hereby certify and acknowledge by my signature the following:
1.    I have reviewed, read, become familiar with, and had an opportunity to ask questions regarding the Buffalo Funds/Kornitzer Capital Management, Inc. (“KCM”) Code of Ethics.
2.    I understand that strict adherence and compliance with all provisions of the Code of Ethics are required, and that failure to do so will subject me to disciplinary action, as determined within the sole and absolute discretion of the Buffalo Funds or KCM, as applicable.
3.    If I am an Investment Person or deemed to be one pursuant to the Code of Ethics, I have received pre-clearance for any and all personal securities transactions, as required by the Code of Ethics. I have adhered to the further restrictions on my personal securities transactions and other transactions, and I have either refrained from those activities prohibited by the Compliance Manual or received prior approval for the transaction and/or activity.
4.    I have reported all personal securities transactions as required by the Code of Ethics, and such reports are true, complete, and accurate as of the dates submitted.
5.    All potential conflicts of interest with a client have been avoided by me. Additionally, I have not entered into any business and/or other relationship with a client.

Signature:	Date:

Code of Ethics
BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS
EXHIBIT E
ANNUAL REPORT OF SECURITY HOLDINGS

To:	Chief Compliance Officer
From:
Subject:	Annual Report of Security Holdings

The following account statements have been submitted to the Chief Compliance Officer of Kornitzer Capital Management, Inc. and Buffalo Funds upon my instructions to the broker, dealer, bank, custodian, and/or other person as required by the Buffalo Funds/Kornitzer Capital Management, Inc. Code of Ethics and contain that information on all my security holdings subject to reporting for which I am a registered owner, or in which I have direct or indirect beneficial ownership.

Account statements (use additional space if needed):

Account title	Account number	Broker, dealer, bank, custodian, and/or other person

Notification has been given to the Chief Compliance Officer of securities held in certificate form as listed below (attach additional page if needed):

Name of issuer
Description of security
Amount

This report has been completed and submitted to the Chief Compliance Officer by January 21st and the information reported is current as of the immediately-prior calendar year-end.

I verify that all such information is true, complete and accurate as of the date indicated.

Signature:	Date: